UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2009
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware (State or other jurisdiction of incorporation)	1-11961 (Commission File Number)	76-0423828 (IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 8.01 OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EX-99.1

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     In the press release dated February 26, 2009, Carriage Services, Inc. (the “Company”) announced and commented on its financial results for its fiscal quarter and year ended December 31, 2008. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by this reference. The information being furnished under Item 9.01 Financial Statements and Exhibits, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.
     The Company’s press release dated February 26, 2009 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     (b) Departure of Directors
     On February 26, 2008, the Company announced that Joe R. Davis and Gary L. Forbes resigned on February 25, 2009 from their positions as Class I and Class II directors, respectively. Mr. Davis has been a director since 2003 and was currently serving as Chairman of the Corporate Governance Committee and a member of the Compensation Committee. Mr. Forbes has been a director since 2007 and was currently serving as Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Davis and Mr. Forbes decisions to resign was not due to a disagreement with the Company.
     (d) Election of Directors
     At its regular quarterly Board meeting held on February 25, 2009, the Board of Directors accepted the recommendation of the Corporate Governance Committee and appointed Richard W. Scott as a Class I director of the Company and L. William Heiligbrodt as a Class II director of the Company. At this Board meeting, the directors appointed Mr. Scott to the Compensation Committee and serve as Chairman of the Corporate Governance Committee and Mr. Heiligbrodt to the Audit Committee and serve as Chairman of the Compensation Committee.
     The Company compensates its non-officer directors through cash payments, including quarterly retainers and meeting attendance fees, and through stock-related incentives. New directors receive an award of shares of common stock having a value of $100,000 at the time of their initial election to the Board, 50% of which are vested at the grant date and 25% of which vests on the first and second anniversary of the grant. Each independent director is entitled to a quarterly retainer of $10,000. As a general rule, each independent director is entitled to $1,000 for each regular or special meeting of the full Board attended in person, and $500 if attended by phone. In addition, Audit Committee members receive $1,500 for each committee meeting held in person and $1,000 for each such meeting held by phone, except that those amounts are reduced by one-half if the committee meeting occurs on the same day as a full Board meeting. Members of the other committees receive $750 for each committee meeting held in person and $500 for each such meeting held by phone. The amounts are $1,125 and $750, respectively, for the chair of such committees, and no attendance fees are payable for these other committees for a meeting that occurs on the same day as a full Board meeting. Non-officer directors have the ability to elect to receive all or any portion of the cash retainer and attendance fees in shares of our Common Stock, based on the fair market value thereof as of the date the amount is earned. We also have the ability to issue to directors discretionary Common Stock grants under our 2006 Long-Term Incentive Plan.
     There are no family relationships between Mr. Scott and Mr. Heiligbrodt and any of the Company’s executive officers or directors. Mr. Scott and Mr. Heiligbrodt are independent directors as defined by the Rules of the New York Stock Exhange.

ITEM 8.01	OTHER EVENTS
     On February 26, 2009, the Company issued a News Release announcing, among other things, that the directors, Joe R. Davis and Gary L. Forbes have informed the Company that they resigned from their positions on the Board of Directors. A copy of the News Release is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:
99.1	Press Release dated February 26, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: February 27, 2009	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press release dated February 26, 2009.